Exhibit 10.8(e)

FOURTH AMENDMENT TO

THE AGREEMENT FOR SERVICES RELATED TO KALBITOR®

BY AND BETWEEN

DYAX CORP.

AND

WALGREENS INFUSION SERVICES, INC.

THIS FOURTH AMENDMENT TO THE AGREEMENT FOR SERVICES RELATED TO KALBITOR® (the “Fourth Amendment”) is made and entered into as of the 30th day of December 2014 (the “Fourth Amendment Effective Date”), by and between DYAX CORP., a Delaware corporation (“Dyax”), and WALGREENS INFUSION SERVICES, INC., a Delaware corporation (“Walgreens”), to amend that certain Agreement For Services Related to Kalbitor, effective as of September 1, 2011, entered into by and between Dyax and Walgreens, as modified by that certain First Amendment dated as of August 31, 2012, that certain Second Amendment dated as of September 30, 2013, and that certain Third Amendment dated as of July 1,2014 (collectively, the “Agreement”). Capitalized terms used herein which are not defined shall have the meanings given to them in the Agreement.

RECITALS:

WHEREAS, pursuant to the Agreement, Walgreens provides services related to the home administration of the pharmaceutical product known as Kalbitor; and,

WHEREAS, the parties desire to modify certain services and associated fees provided by Walgreens, in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Walgreens and Dyax hereby agree to amend the Agreement as follows:

AGREEMENT:

1.	The Agreement is hereby amended by adding the following term to Section 2 (DEFINITIONS, CONSTRUCTION):

““Service Provider Generated Patient Referral” shall mean a referral, appropriate form or other written notification setting forth a Patient’s desire to obtain infusion services that has been principally generated through the efforts of the Service Provider, with any Referral routed through Service Provider or that includes a notation thereon that refers to Service Provider to be considered a Referral principally generated through the efforts of Service Provider. References made to “Patient Referral” throughout this Agreement shall also include “Service Provider Generated Referral.””

2.	Section 3.7 (a) (First Right to Provide Services) is hereby deleted in its entirety and replaced with the following:

“Dyax agrees that Service Provider shall be provided with the first right to provide Services in respect of any Patient that is the subject of a Service Provider Generated Patient Referral. Further, Dyax agrees that all other referrals shall be allocated in a manner that treats Service Provider no less favorably than any other in-network pharmacy or provider of infusion services.”

3.	The following is hereby added to the Agreement as a new Section 5.6:

“5.6      Data Utilization. Notwithstanding anything to the contrary set forth in the Agreement, all data collected by Service Provider in the performance of the Data Services: (i) is and shall remain the property of Service Provider; (ii) constitutes the Confidential Information of Service Provider pursuant to Section 2 and Section 12 of this Agreement, subject to the use and disclosure rights expressly granted to Dyax in the Agreement (it being the intention of the Parties to not alter or diminish such rights by the terms of this Section 5.6); and (iii) may be used and disclosed by Service Provider in any manner and for any purpose permitted under Applicable Law.”

4.	The Agreement is hereby amended by deleting the first two sentences of Section B(1) of Schedule A (Description of Services).

5.	The Agreement is hereby amended by adding the following new paragraph to Section B “Initial Intake” of Schedule A (Description of Services):

“Service Provider will forward Service Provider Generated Patient Referral to Kalbitor Access, which is the centralized customer support center operated or engaged by Dyax provided the Service Provider has a signed HIPAA Patient Authorization Form on file. If no HIPAA Authorization Form is on file, Service Provider will, in accordance with Service Provider’s standard operating procedures, advise the Patient of any relevant patient services available through Kalbitor Access. Service Provider shall, promptly following its receipt of a Service Provider Generated Patient Referral, obtain from the Patient’s physician a treatment order sheet confirming the physician’s orders for Infusion Services and the dispensing of an anaphylaxis kit.”

6.	The parties hereby ratify the terms and conditions of the Agreement, as amended herein.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Walgreens and Dyax, through their respective duly authorized and acting representatives, have executed and delivered this Fourth Amendment to be effective as of the Fourth Amendment Effective Date.

DYAX CORP.	WALGREEN INFUSION SERVICES, INC.

By: /s/Kathleen DiRamio	By: /s/Lori Zsitek

Name: Kathleen DiRamio	Name: Lori Zsitek

Title: Associate Director, Nursing Services	Title: VP, Operations

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